1
EXHIBIT 33.1
Report on Assessment of Compliance with Applicable Servicing Criteria of DCFS USA LLC

1. DCFS USA LLC is responsible for assessing compliance with the servicing criteria applicable to it set forth in paragraph (d) of Item 1122 of Regulation AB as of December 31, 2009 and for the period from
October 9, 2009 (date of issuance of the Notes issued by Mercedes-Benz Auto Receivables Trust 2009-1)
through December 31, 2009 (the "Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this report include publicly issued asset-backed securities transactions involving United States consumer automotive retail installment sale contracts for which DCFS USA LLC acts as servicer (the
"Platform"). The sole asset-backed securities transaction covered by this report is the Mercedes-Benz
Auto Receivables Trust 2009-1;

2. DCFS USA LLC has engaged certain vendors, which are not servicers as defined by Item 1101(j) of
Regulation AB (the "Vendors"), to perform specific, limited or scripted activities, and DCFS USA LLC elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors' activities as set forth in Appendix A hereto as permitted by
Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone
Interpretations;

3. DCFS USA LLC has determined that the criteria in the column titled "Inapplicable Servicing Criteria"
on Appendix A hereto (collectively, the "Inapplicable Servicing Criteria") are not applicable to DCFS USA
LLC based on the activities DCFS USA LLC performs directly or through its Vendors with respect to the
Platform. The criteria set forth in paragraph (d) of Item 1122 of Regulation AB other than the Inapplicable
Servicing Criteria are referred to as the "Applicable Servicing Criteria";

4. DCFS USA LLC has complied, in all material respects, with the Applicable Servicing Criteria as of
December 31, 2009 and for the Reporting Period with respect to the Platform taken as a whole, except as described in Appendix B hereto;

5. DCFS USA LLC has not identified and is not aware of any material instance of noncompliance by the
Vendors with the Applicable Servicing Criteria as of December 31, 2009 and for the Reporting Period with respect to the Platform taken as a whole;

6. DCFS USA LLC has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the Applicable Servicing Criteria as of December 31, 2009 and for the
Reporting Period with respect to the Platform taken as a whole; and

7. KPMG LLP, an independent registered public accounting firm, has issued an attestation report on DCFS
USA LLC's compliance with the Applicable Servicing Criteria as of December 31, 2009 and for the
Reporting Period.

March 24, 2010

DCFS USA LLC
By: /s/ Brian T. Stevens

Brian T. Stevens,
Vice President & Controller
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APPENDIX A
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
By
Servicer
Performed
by
Vendor(s)
for which
DCFS USA
LLC is the
Responsible
Party
NOT performed
by DCFS USA
LLC or by
subservicer(s)
or vendor(s)
retained by
DCFS USA
LLC
General Servicing Considerations
1122(d)(1)(i)
Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
X
1122(d)(1)(ii)
If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.
X
1122(d)(1)(iii)
Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.
X
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and
otherwise in accordance with the terms of the transaction
agreements.
X
1
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate
custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
X
1122(d)(2)(ii)
Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
2
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of
overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured
depository institution as set forth in the transaction agreements.
For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule
240.13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)
Unissued checks are safeguarded so as to prevent unauthorized access.
X
1
No occurrences during the Reporting Period.
2
No occurrences during the Reporting Period.
3
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
By
Servicer
Performed
by
Vendor(s)
for which
DCFS USA
LLC is the
Responsible
Party
NOT performed
by DCFS USA
LLC or by
subservicer(s)
or vendor(s)
retained by
DCFS USA
LLC
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-
backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the
reconciliation; and (D) contain explanations for reconciling items.
These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days
specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the
Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements.
Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction
agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations;
and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.
X
1122(d)(3)(ii)
Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
X
1122(d)(3)(iii)
Disbursements made to an investor are posted within two business days to the Servicer's investor records, or such other number of days specified in the transaction agreements.
X
1122(d)(3)(iv)
Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
X
Pool Asset Administration
1122(d)(4)(i)
Collateral or security on pool assets is maintained as required by the transaction agreements or related mortgage loan documents.
X
X
1122(d)(4)(ii)
Pool assets and related documents are safeguarded as required by the transaction agreements
X
X
1122(d)(4)(iii)
Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
X
3
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in
accordance with the related pool asset documents are posted to the
Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
X
3
No occurrences during the Reporting Period.
4
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
By
Servicer
Performed
by
Vendor(s)
for which
DCFS USA
LLC is the
Responsible
Party
NOT performed
by DCFS USA
LLC or by
subservicer(s)
or vendor(s)
retained by
DCFS USA
LLC
1122(d)(4)(v)
The Servicer's records regarding the pool assets agree with the
Servicer's records with respect to an obligor's unpaid principal balance.
X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the
transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and
concluded in accordance with the timeframes or other
requirements established by the transaction agreements.
X

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the
transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
X
1122(d)(4)(ix)
Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset
documents.
X
4
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor's pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B)
interest on such funds is paid, or credited, to obligors in
accordance with applicable pool asset documents and state laws;
and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the
Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the Servicer, or such other number of days specified in the transaction
agreements.
X
1122(d)(4)(xiv)
Delinquencies, charge-offs and uncollectible accounts are
recognized and recorded in accordance with the transaction
agreements.
X
4
No occurrences during the Reporting Period.
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SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
By
Servicer
Performed
by
Vendor(s)
for which
DCFS USA
LLC is the
Responsible
Party
NOT performed
by DCFS USA
LLC or by
subservicer(s)
or vendor(s)
retained by
DCFS USA
LLC
1122(d)(4)(xv)
Any external enhancement or other support, identified in Item
1114(a)(1) through (3) or Item 1115 of Regulation AB, is
maintained as set forth in the transaction agreements.
X
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APPENDIX B
Material Instances of Noncompliance

Management's assessment of compliance with the Applicable Servicing Criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB as of December 31, 2009 and
for the Reporting Period, disclosed the following instances of material noncompliance with servicing criteria 1122(d)(2)(vii)(B), 1122(d)(4)(vi), 1122(d)(4)(vii) and 1122(d)(4)(xiv).
With respect to servicing criterion 1122(d)(2)(vii)(B), certain reconciliations were not prepared within 30 calendar days after the bank statement cut-off date.
With respect to servicing criterion 1122(d)(4)(vi), certain changes with respect to the terms or status of an obligor's account were not made, reviewed and approved by authorized personnel in accordance with the transaction agreements.
With respect to servicing criterion 1122(d)(4)(vii), certain loss mitigation or recovery actions were not initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
With respect to servicing criterion 1122(d)(4)(xiv), certain delinquencies, charge-offs and uncollectible accounts were not recognized and recorded in accordance with the transaction agreements.
Management Response
DCFS USA LLC believes that distributions to the security holders were not materially impacted as a result of the material noncompliance noted above. Nevertheless, DCFS USA LLC is exploring procedural and policy changes to achieve full compliance with these requirements.